EXHIBIT 99.1

                  Trimble Third Quarter Results Exceed Guidance

o Record revenues of $139.6 million versus guidance of $129.0 - $132.0 million;

o    GAAP EPS of $0.29 versus guidance of $0.19 - $0.23;

o GAAP EPS were reduced by $0.05 per share for amortization of purchased intangibles and $0.02 per share for restructuring activities;


SUNNYVALE, Calif., October 28, 2003 - Trimble (Nasdaq: TRMB) today announced results for its third fiscal quarter ended October 3, 2003. The Company reported third quarter revenues of approximately $139.6 million, versus approximately $114.7 million in the third quarter of 2002.

GAAP EPS for the third quarter of 2003 were $0.29, versus $0.09 in the third quarter of 2002. GAAP EPS for the third quarter of 2003 included approximately $0.05 per share for amortization of purchased intangibles and approximately $0.02 per share for restructuring activities, while GAAP EPS for the third quarter of 2002 were reduced by approximately $0.06 per share for amortization of purchased intangibles. GAAP EPS for the third quarter of 2003 were calculated on a diluted basis using approximately 34.6 million shares.

The net accounts receivables balance for the third quarter of 2003 decreased sequentially to $97.4 million from $109.7 million in the second quarter of 2003, while days sales outstanding improved to 59 days from 69 days during the same time period. This contributed to positive operating cash flow of $19.4 million for the quarter.

"During the third quarter we continued to validate our position as a market leader in our core businesses, while moving forward on emerging opportunities that will provide for additional growth over the next several years," said Steven W. Berglund, president and CEO of Trimble. "We also continued to show organic growth in most of our key businesses, while at the same time integrating the Applanix acquisition and the products from the Nikon joint venture. Additionally, we made progress in the implementation of our regional fulfillment centers, which led to a sequential decline in days sales outstanding and inventory days and provided a significant increase in operating cash flow."

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Third Fiscal Quarter Business Segment Highlights
Engineering and Construction (E&C)
Total third quarter E&C revenues increased by 14 percent over the third quarter of 2002. Sales of survey instruments and Tripod Data Systems data collection software and rugged handheld computing products remained strong, leading to the double-digit sales growth for the business over the third quarter of 2002. Sales of construction laser products grew during the quarter, reflecting a broader product portfolio and distribution.

Field Solutions (TFS) - Agriculture and Geographic Information Systems (GIS)
TFS revenues for the third quarter increased by approximately 52 percent over the third quarter of 2002. Strong demand for GeoExplorer(R) CE series GPS handhelds fueled GIS sales, with particular strength coming from utilities and the federal government ahead of its fiscal year-end. Agriculture product sales also grew significantly during the quarter, with high-end guidance products continuing to gain momentum on new tractor platforms, and in new geographies and crop types.

Trimble deferred approximately $2.4 million of revenue from the third quarter of 2002 into the fourth quarter of 2002 due to the delayed release of the GeoExplorer CE Series GPS handheld.

Component Technologies (CT)
Third quarter revenues for CT increased by approximately 11 percent over the third quarter of 2002. Continued strong demand for wireless infrastructure products led to a favorable product mix. This favorable product mix, combined with increased volumes in automotive and embedded products, and cost reductions related to the transfer of the business' manufacturing operations from California to China during the second half of 2002, led to the second consecutive quarter of record operating margins.

Mobile Solutions (TMS)
TMS achieved a 40 percent sequential increase in subscriber count, despite sales softness due to seasonality in the ready mix market and failures of purchased components in the field. TMS sales and marketing efforts during the quarter were diluted as a result, which led to a sequential decline in revenues. These

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component  issues  have been  addressed  and sales and  marketing  efforts  have returned to normal.


Guidance
The fourth quarter is typically a seasonally soft period for most of Trimble's businesses. Year over year fourth quarter comparisons may be difficult due to the previously stated deferral of GIS revenue, exceptionally strong timing revenues, and a 14-week quarter in fourth quarter of 2002.

For the fourth quarter ending January 2, 2004, the Company expects revenues will be between $128.0 and $130.0 million. Gross margins are expected to be approximately 50 percent. Operating expenses, including approximately $2.5 million of amortization of intangibles and restructuring charges are expected to be approximately $54.0 million. Net interest expense is expected to be approximately $1.1 million, and other non-operating expense should be approximately $1.8 million. The income tax provision should be approximately $1.4 million. Within these revenue guidelines, Trimble expects GAAP EPS to be between $0.16 and $0.19. GAAP EPS guidance was calculated assuming 34.7 million shares outstanding.

For the full-year ending January 2, 2004, Trimble expects revenue to be between $533.0 and $535.0 million, a 14 - 15 percent increase over 2002. GAAP EPS should be between $0.87 and $0.90, a 142 - 150 percent increase over 2002.

For fiscal year 2004, the Company is issuing preliminary guidance for revenues between $570.0 and $580.0 million, with GAAP EPS of $1.30 to $1.40. The Company will update this guidance when it reports fourth quarter 2003 earnings in early February.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Tuesday, October 28, 2003 at 2:00 PM Pacific Time to review its third quarter results. It will be broadcast live on the web at http://www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 5:00 PM, Pacific Time. The replay number is
(800) 642-1687, and the passcode is 3167012.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide. For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com.

Forward Looking Statement:
Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, gross margin, operating expenses, net interest expense, non-operating expense, income tax provision and earnings per share estimates for the quarter and year ending January 2, 2004 and for the fiscal year 2004 ending December 31, 2004. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company's products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. In addition, the Nikon-Trimble joint venture and Applanix acquisition may not achieve anticipated results. Any failure to achieve predicted results could negatively impact the Company's revenues and gross margin. Whether the Company achieves its guidance for the fourth quarter of 2003 and fiscal year 2004 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                           Three Months Ended           Nine Months Ended
                                                           ------------------           -----------------

                                                         Oct 3,        Sep 27,         Oct 3,        Sep 27,
                                                          2003           2002           2003           2002
                                                          ----           ----           ----           ----
Revenue                                               $ 139,569      $ 114,748      $ 405,026      $ 342,033

Cost of revenue                                          70,457         57,167        203,064        169,168
                                                         ------         ------        -------        -------
    Gross Margin                                         69,112         57,581        201,962        172,865
                                                         ------         ------        -------        -------
    Gross Margin (%)                                      49.5%          50.2%          49.9%          50.5%

Operating expenses:
    Research and development                             17,346         15,235         50,463         45,259
    Sales and marketing                                  25,015         21,338         73,572         65,362
    General and administrative                           10,306         10,812         28,837         31,484
    Restructuring charges                                   627            154          1,733            646
    Amortization of purchased intangibles                 1,870          1,832          5,390          6,134
                                                          -----          -----          -----          -----
       Total operating expenses                          55,164         49,371        159,995        148,885
                                                         ------         ------        -------        -------

Operating income from continuing operations              13,948          8,210         41,967         23,980

Non-operating income (expense), net:

    Interest expense, net                               (1,059)        (3,538)       (10,448)       (10,896)
    Foreign exchange gain / (loss), net                     166          (354)            649        (1,123)
    Other income, net                                       265            156            126            334
    Expenses for affiliated operations, net             (1,984)        (1,516)        (5,100)        (2,726)

       Total non-operating expense, net                 (2,612)        (5,252)       (14,773)       (14,411)
                                                        ------         ------        --------       --------
Income from continuing operations before
  income taxes                                           11,336          2,958         27,194          9,569

Income tax provision                                      1,400            250          3,800          3,250
                                                          -----            ---          -----          -----
Net income                                              $ 9,936        $ 2,708       $ 23,394        $ 6,319
                                                        =======        =======       ========        =======
Earnings per share :
     Basic                                             $   0.30        $  0.09        $  0.75        $  0.22
     Diluted                                           $   0.29        $  0.09        $  0.72        $  0.22

Shares used in calculating earnings per share :
    Basic                                                32,788         28,819         31,192         28,372
                                                         ======         ======         ======         ======
    Diluted                                              34,562         29,211         32,617         28,907
                                                         ======         ======         ======         ======

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

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)
                                                           Oct 3,           Jan 3,
                                                            2003             2003
                                                            ----             ----
Assets
Current assets:
                                                        $    43,409      $    28,679
   Cash and cash equivalents
   Accounts and other receivables, net                      103,065           79,645
   Inventories, net                                          72,699           61,144
   Other current assets                                       8,215            8,477
                                                              -----            -----
      Total current assets                                  227,388          177,945

Property and equipment, net                                  24,347           22,037
Goodwill and other purchased intangible assets, net         250,975          229,171
Deferred income taxes                                           420              417
Other assets                                                 22,391           12,086

      Total assets                                      $   525,521      $   441,656
                                                        ===========      ===========

Liabilities and Shareholders' Equity

Current liabilities:


   Bank and other short-term borrowings                 $         -      $     6,556
   Current portion of long-term debt                         12,767           24,104
   Accounts payable                                          25,961           30,669
   Accrued compensation and benefits                         22,388           17,728
   Accrued liabilities                                       20,955           27,394
   Deferred income tax                                        1,636                -
   Income taxes payable                                       7,831            6,450
                                                              -----            -----
      Total current liabilities                              91,538          112,901

Non-current portion of long-term debt                        95,230          107,865
Deferred gain on joint venture                               10,237           10,792
Deferred income tax                                           2,944            2,561
Other non-current liabilities                                 7,329            6,186
                                                              -----            -----
      Total liabilities                                     207,278          240,305
                                                            -------          -------
Shareholders' equity:
   Common stock                                             299,387          225,872
   Accumulated deficit                                        (101)         (23,495)
   Accumulated other comprehensive income/(loss)             18,957          (1,026)
      Total shareholders' equity                            318,243          201,351
                                                            -------          -------

      Total liabilities and shareholders' equity        $   525,521      $   441,656
                                                        ===========      ===========



                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (In thousands)
                                           (Unaudited)
                                                                    Three Months Ended               Nine Months Ended
                                                                    ------------------               -----------------
                                                                    Oct 3,          Sep 27,          Oct 3,         Sep 27,
                                                                     2003            2002             2003            2002
                                                                     ----            ----             ----            ----
Cash flow from operating activities:

    Net Income                                                       9,936            2,708          23,394           6,319

    Adjustments to reconcile net income to net cash provided by operating activities:

         Depreciation expense                                        2,187            2,219           6,647           7,804

         Amortization expense                                        1,972            2,078           5,880           6,775

         Provision for doubtful accounts                               145            2,048             295           3,590

         Amortization of deferred gain                                   -            (265)               -         (1,061)

         Amortization of debt issuance cost                            116                -            3,389              -

         Deferred income taxes                                         292            (313)           1,880             731

         Other                                                         127            1,385           2,002           2,277

    Add decrease (increase) in assets:

         Accounts receivables, net                                  14,527            2,869         (18,023)       (11,132)

         Inventories                                                 2,905          (3,089)          (7,890)        (3,873)

         Other current and non-current assets                          291          (1,156)          (2,586)        (2,395)

         Effect of foreign currency translation adjustment             617            (251)           5,749             506

    Add increase (decrease) in liabilities:

         Accounts payable                                         (12,090)            1,614         (6,040)           3,886

         Accrued compensation and benefits                           (839)            1,356           3,900           3,813

         Accrued liabilities                                       (1,999)            (991)         (4,365)         (3,743)

         Deferred gain - short term                                      -            (331)               -             (7)

         Deferred gain on joint venture                              (140)                -           (555)          11,000

         Income taxes payable                                        1,326            (997)           2,063             574
                                                                     -----            ----            -----             ---
 Net cash provided by (used in) operating activities                19,373            8,884          15,740          25,064

 Cash flows from investing activities:

     Acquisitions, net of cash acquired                            (2,665)            3,875         (8,118)           1,717

     Acquisition of property and equipment                         (2,883)          (1,261)         (6,383)         (5,474)

     Proceeds from disposal of property and equipment                  129                -             157               -

     Cost of capitalized patents                                     (639)                -           (652)            (48)
                                                                     ----                             ----             ---
 Net cash provided by (used in) investing activities               (6,058)            2,614        (14,996)         (3,805)

 Cash flow from financing activities:

     Issuance of common stock                                        2,629               40          47,015          19,302

     Collections(Payments) of notes receivable                       (150)               75             495           (590)

     Payments on long-term debt and revolving credit lines         (3,210)          (8,997)        (33,524)        (40,697)
                                                                   ------           ------         -------         -------

 Net cash provided by (used in) financing activities                 (731)          (8,882)          13,986        (21,985)

 Net increase (decrease) in cash and cash equivalents               12,584            2,616          14,730           (726)

 Cash and cash equivalents - beginning of period                    30,825           27,736          28,679          31,078
                                                                    ------           ------          ------          ------

 Cash and cash equivalents - end of period                        $ 43,409          $30,352         $43,409         $30,352
                                                                  ========          =======         =======         =======

 Supplemental disclosures of cash flow information:
    Cash paid during the period for:
        Interest                                                  $  1,140          $   869         $ 9,133         $11,163
                                                                  ========          =======         =======         =======
        Income taxes, net of refunds                              $    292          $   173         $   582         $ 1,906
                                                                  ========          =======         =======         =======

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

                               Financial Dashboard
                               -------------------

                                                 Q3'02           Q2'03             Q3'03
                                                 Actual          Actual            Actual
                                                 ------          ------            ------
Income Statement Metrics
------------------------

      Total Revenue                             $ 114,748      $  138,132       $  139,569
                                                ---------      ----------       ----------
         Engineering & Construction                82,037          95,797           93,607
         Trimble Field Solutions                   13,252          19,950           20,160
         Component Technologies                    14,607          16,820           16,230
         Trimble Mobile Solutions                   2,244           3,651            2,672
         Portfolio Technologies                     2,608           1,914            6,900

      Gross Margin                                  50.2%           51.5%            49.5%
                                                    ----            ----             ----

      Total Segment Income                      $  14,508      $   24,325       $   21,344
                                                ---------      ----------       ----------
         Engineering & Construction                14,590          18,623           14,997
         Trimble Field Solutions                      707           3,555            4,111
         Component Technologies                     2,524           4,558            4,625
         Trimble Mobile Solutions                 (3,139)         (2,025)          (2,118)
         Portfolio Technologies                     (174)           (386)            (271)

      Corporate and Other Charges               $ (6,298)      $  (7,204)       $  (7,396)

      Non-operating expense and income taxes    $ (5,502)      $  (9,016)       $  (4,012)
                                                --------       ----------        ---------

      Net Income (loss)                         $  2,708       $    8,105       $    9,936
                                                ========       ==========       ==========

      EBITDA                                    $  10,548      $   16,452       $   16,452
         Amortization of Intangibles                1,832           1,725            1,870
         Depreciation                               2,220           2,243            2,187

      GAAP EPS                                  $    0.09      $     0.25       $     0.29
                                                ---------      ----------       ----------
Balance Sheet and Liquidity Metrics
      Cash & Cash Equivalents                   $  30,352      $   30,825       $   43,409

      Accounts Receivables, Net                 $  79,215      $  109,657       $   97,446

      Inventories, Net                          $  57,368      $   71,108       $   72,699

      Total Debt                                $ 149,868      $  110,737       $  107,997
         Short Term Debt                           62,336          12,623           12,767
         Long Term Debt                            87,532          98,114           95,230

      Equity                                    $ 187,323      $  283,573       $  318,243

      Working Capital                           $  34,114      $  120,967       $  135,850

      Capital Expenditures                      $   1,261      $    2,015       $    2,883

      Cash Flow from (used in ) Operations*     $   8,884      $    2,095       $   19,373

Financial Ratios

      Days Sales Outstanding                           52              69               59

      Days Sales in Inventory                          92              97               94

      Current ratio                                   1.2             2.2              2.5

      Debt to Equity                                  0.8             0.3              0.2

-----------------------------------------------------------------------
Other

      Headcount                                     2,067           2,039            2,096
                                                    -----           -----            -----

----------
Notes:
1) Engineering & Construction consists of Construction Instruments (CI), Machine Control, Survey and Tripod Data Systems (TDS).
2) Trimble Field Solutions consists of Geographic Information Systems (GIS) and Agriculture.
3) Portfolio Technologies consists of Military and Advanced Systems (MAS) and Applanix beginning Q303.
* Cash Flow from Operations includes impact of exchange rate changes on cash.

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